Exhibit 99.3

ANNEX I
Directors and Executive Officers
Golden Edge
The names of the directors of Golden Edge and their principal occupations are set forth below and Golden Edge does not have any executive officer. The business address of their directors is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
Name	Position	Present Principal Occupation	Citizenship	Shares Beneficially owned in the Issuer
Directors:
Iris Chen	Director	Management	Republic of China	69,932
Yi-Chen Huang	Director	Management	Republic of China	4,567,425(1)

(1)
Represents (i) 233,609 Class A Ordinary Shares directly held by Yi-Chen Huang; and (ii) 4,333,816 Class A Ordinary Shares held by Ideal Max Management Limited, a British Virgin Islands company wholly owned by Yi-Chen Huang over which Yi-Chen Huang has sole voting power and sole dispositive power.

World Speed
The name of the director of World Speed and their principal occupations are set forth below and World Speed does not have any executive officer. The business address of their director is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
Name	Position	Present Principal Occupation	Citizenship	Shares Beneficially owned in the Issuer
Director:
Liang-Chu Sun	Director	Management	Republic of China	NA
Yi-Chen Huang	Director	Management	Republic of China	4,567,425(2)

(2)	Represents (i) 233,609 Class A Ordinary Shares directly held by Yi-Chen Huang; and (ii) 4,333,816 Class A Ordinary Shares held by Ideal Max Management Limited.

DVDonet
The name of the director of DVDonet and their principal occupations are set forth below and DVDonet does not have any executive officer. The business address of their director is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.
Name	Position	Present Principal Occupation	Citizenship	Shares Beneficially owned in the Issuer
Director:
Liang-Chu Sun	Director	Management	Republic of China	NA
Yi-Chen Huang	Director	Management	Republic of China	4,567,425(3)

(3)	Represents (i) 233,609 Class A Ordinary Shares directly held by Yi-Chen Huang; and (ii) 4,333,816 Class A Ordinary Shares held by Ideal Max Management Limited.